UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 31, 2022

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

433 Ascension Way, 6th Floor, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 264-1060

Does Not Apply

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	SNFCA	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Sale of Mortgage Servicing Rights

On October 31, 2022, Security National Financial Corporation, through its wholly owned subsidiary, SecurityNational Mortgage Company (“Security Mortgage”) sold certain of its mortgage loan servicing rights (“MSRs”) to PNC Bank, NA (“PNC”) for aggregate gross consideration of approximately $89.7 million. The MSRs related to mortgage loans previously originated by Security Mortgage in aggregate unpaid principal amount of approximately $7.05 billion. Substantially all of the consideration has been received by Security Mortgage, with the remainder subject to certain holdbacks during transfer of the MSRs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: November 3, 2022	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President
and Chief Executive Officer

-3-